Exhibit 99.3

MONOLITHIC POWER SYSTEMS, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) by and between Rick Neely (the “Chief Financial Officer,” or “CFO”) and Monolithic Power Systems, Inc. (the “Company”), is entered into as of August 17, 2005 (the “Effective Date”).

WHEREAS, subject to the Company’s satisfaction of the result of the CFO’s background check and the commencement of the “Hire Date” as defined in paragraph 2 below, the Company desires to employ the CFO and the CFO desires to accept employment with the Company on the terms and conditions set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

1. Certain Definitions. For purposes of this Agreement:

(a) “Cause” means (i) the CFO’s failure to perform the duties or responsibilities of his employment, in any material respect, as reasonably required or directed by the Board of Directors of the Company (the “Board”) or the Chief Executive Officer (the “CEO”) and the President, (or the relevant supervising officer, manager or board of directors of a successor company), which failure is not cured within thirty (30) days following notice to the CFO of the poor performance which notice describes in reasonable detail the poor performance; (ii) the CFO personally engaging in illegal conduct that is detrimental to the Company; (iii) the CFO being convicted of a felony; or (iv) the CFO committing a material act of dishonesty, fraud or misappropriation of property.

(b) “Good Reason” means, without the CFO’s consent, (i) a reduction by the Company in the base salary of the CFO as in effect immediately prior to such reduction, except where a substantially equivalent percentage reduction in base salary is applied to all other officers of the Company; (ii) a material reduction by the Company in the kind or level of employee benefits to which the CFO is entitled immediately prior to such reduction with the result that the CFO’s overall benefits package is significantly reduced, except where a substantially equivalent reduction in benefits is applied to all other officers of the Company; (iii) a material, adverse change in the CFO’s title, authority, responsibilities or duties, as measured against his title, authority, responsibilities or duties immediately prior to such change; or (iv) the relocation of the CFO’s place of work to a facility or a location more than fifty (50) miles from the CFO’s then-present work location.

(c) “Disability” means the CFO’s inability to substantially perform the CFO’s duties as required by the CFO’s employment with or services to the Company as the result of the CFO’s incapacity due to physical or mental illness.

(d) “Change of Control” means any of the following that occurs with respect to the Company if the stockholders of the Company immediately before such transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company are transferred:

(i) the direct or indirect sale or exchange in a single or series of related transactions by the Company or the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

(ii) a merger or a consolidation in which the Company is a party; or

(iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company.

2. Employment and Duties. The CFO shall be appointed as Chief Financial Officer of the Company and report to the Company as of September 6, 2005 (“Hire Date”) . The CFO shall report to the Chief Executive Officer (CEO) and President, and shall assume and discharge such responsibilities as are mutually agreed upon by the CFO and the CEO or the Board, and consistent with such office and position. The CFO shall perform faithfully the duties assigned to him to the best of his ability.

3. Compensation.

(a) In consideration of the CFO’s services, the CFO shall be paid a base salary at the rate of $230,000 per year during the period of employment (the “Base Salary”), to be paid in installments in accordance with the Company’s standard payroll practices. This Base Salary shall be reviewed for increases at least annually by the Compensation Committee on the same basis as the Compensation Committee shall review the compensation of other executive officers of the Company, but such increases are not guaranteed.

(b) The CFO shall be granted an option under the Company’s 2004 Incentive Stock Option Plan entitling him to purchase 200,000 shares of the Company’s Common Stock (the “ISO”), as set forth more fully in the Stock Option Agreement therefor.

(c) The CFO shall participate in the Company bonus plan. Executive’s annual target bonus will be payable upon achievement of personal and company specific performance objectives established by the Board, CEO or the Compensation Committee of the Board.

4. At-Will Employment. The Company and the CFO acknowledge that the CFO’s employment is and shall continue at all times to be at-will, as defined under applicable law. If the CFO’s employment terminates for any reason, the CFO shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company’s established employee plans and policies or other written agreements with the CFO at the time of termination.

5. Benefits. The CFO, together with his spouse and dependent children, if any, shall be permitted, to the extent eligible, to participate at the Company’s expense in any group medical, dental, life insurance and disability insurance plans, or similar benefit plans of the Company that are available to other executive officers in each case pursuant to the terms and conditions of each such plan or program. The CFO shall also be entitled to fifteen days of paid time off (PTO) annually.

6. Termination for Cause and Voluntary Termination without Good Reason. In the event that the CFO resigns from the Company without Good Reason, or the Company terminates the CFO’s employment for Cause, the CFO shall not receive any compensation or benefits under this Agreement on account of such termination, except for obligations accrued at such time. The CFO’s rights under any applicable Company benefit plans upon such termination shall be determined under the provisions of the respective benefit plans.

7. Termination without Cause and Voluntary Termination with Good Reason. Subject to Section 10 below, if the Company terminates the CFO’s employment without Cause, or the CFO resigns from the Company for Good Reason, then the CFO shall receive severance payments and partial acceleration of the vesting of the ISO (together the “Severance Benefits”) pursuant to sub-sections 7(a) and (b) below:

(a) Severance Payments. After the date of such termination, the Company shall continue to pay the CFO at a rate based on his then Base Salary and target annual bonus, in installments in accordance with the Company’s standard payroll practices, and will provide the CFO and his dependents full medical benefits, for a period of six (6) months after the date of such termination; provided; however, such payments and benefits shall terminate immediately upon the date of the CFO’s commencement of new employment with another company, and the CFO shall provide the Company with written notice of his acceptance of new employment within three (3) days thereof. In the event such termination occurs within one (1) year following a Change of Control, then such payments and benefits shall continue for a period of one (1) year after the date of such termination.

(b) Vesting Acceleration. Effective upon such termination, the CFO shall receive accelerated vesting equivalent to six (6) months of service beyond the date of his termination with respect to the shares subject to the ISO and any other options granted to the CFO; provided, however, that in the event such termination occurs within one (1) year following a Change of Control, then seventy five percent (75%) of the remaining shares subject to the ISO and any other options grated to the CFO shall become vested in full and the period during which the CFO is permitted to exercise such options shall be extended for the full term of such options, all as set forth more fully in the Stock Option Agreements therefor.

8. Death. In the event of the CFO’s death, except for obligations accrued at such time, the Company shall have no obligation to pay or provide any compensation or benefits under this Agreement. The CFO’s rights under the Company’s benefit plans in the event of the CFO’s death shall be determined under the provisions of such benefit plans.

9. Disability. In the event of the CFO’s Disability, except for obligations that have accrued prior to the CFO’s Disability, no compensation or benefits will be paid or provided to the CFO under this Agreement. The CFO’s rights under the Company’s benefit plans shall be determined under the provisions of such benefit plans.

10. Conditional Nature of Severance Benefits.

(a) Noncompete. CFO acknowledges that the nature of the Company’s business is such that if CFO were to become employed by, or substantially involved in, the business of a direct competitor of the Company during the six (6) months following the termination of CFO’s employment with the Company, it would be very difficult for CFO not to rely on or use the Company’s trade secrets and confidential information. Thus, to avoid the likely disclosure of the Company’s trade secrets and confidential information, CFO agrees and acknowledges that CFO’s right to receive the Severance Benefits set forth above (to the extent Executive is otherwise entitled to such Severance Benefits) shall be conditioned upon CFO not directly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having participation in the financing, operation, management or control of, any person, firm, corporation or business that directly competes with the Company. “Direct Competitor” shall be defined as a semiconductor company whose primary revenue is derived from analog products that are sold into the same customer, application, and end product base as the Company and would be considered direct competitors by an independent person. Upon any breach of this Section 10 or Section 13 below, all Severance Benefits to which the CFO may be entitled, if any, pursuant to this Agreement shall immediately cease.

11. Other Activities. The CFO shall devote substantially all of his working time and efforts during the Company’s normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. However, the CFO may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Company, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.

12. Proprietary Information. During the period of employment and thereafter, the CFO shall not, without the prior written consent of the Company, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. The CFO agrees to execute the Company’s form of Proprietary Information Agreement, which is attached hereto as Exhibit A and incorporated herein by reference.

13. Covenant Not to Solicit. Beginning with the date of the CFO’s termination and until one (1) year thereafter, the CFO agrees that he will not:

(i) solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his employment with the Company, or

(ii) interfere in any manner with the contractual or employment relationship between the Company and any employee of the Company.

14. Tax Provisions. In the event that the benefits provided for in the Agreement, when aggregated with any other payments or benefits received by the CFO, would (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the CFO’s benefits hereunder shall be either

(a) delivered in full, or

(b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the CFO on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the CFO otherwise agree in writing, any determination required under this paragraph shall be made in writing by the Company’s independent public accountants (the “Accountants”) whose determination shall be conclusive and binding upon the CFO and the Company for all purposes. For purposes of making the calculations required by this paragraph, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the CFO shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this paragraph.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state, without regard to principles of conflicts of laws.

16. Integration. This Agreement, any written agreements or other documents evidencing matters referred to herein and any written Company existing plans that are referenced herein represent the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements as to the subject matter hereof and thereof, whether written or oral.

17. Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the CFO, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its CEO.

18. Waiver etc. No waiver, alteration, or modification, if any, of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. If either party should waive any breach of any provisions of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

19. Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

20. Counterparts. This Agreement may be executed in counterparts, which together will constitute one instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

“Company”

Dated: September 6, 2005	By:	/s/ MICHAEL HSING
	Name:	Michael Hsing
	Title:	Chief Executive Officer

“CFO”

Dated: September 6, 2005	By:	/s/ C. RICHARD NEELY, JR.
	Name:	C. Richard Neely, Jr.

EXHIBIT A

PROPRIETARY INFORMATION AGREEMENT

Employee has nothing to declare.